Exhibit 99.2

QEP Midstream Partners, LP

Unaudited Pro Forma Consolidated Financial Statements
As of June 30, 2014, for the Period Ended June 30, 2014,
and the Year Ended December 31, 2013

INTRODUCTION

QEP Midstream Partners, LP

QEP Midstream Partners, LP ("QEP Midstream", the "Partnership", "we", "us" or "our") was formed in Delaware on April 19, 2013, to own, operate, acquire and develop midstream energy assets. The Partnership's assets consist of ownership interests in four gathering systems and two Federal Energy Regulatory Commission regulated pipelines through which we provide natural gas and crude oil gathering and transportation services in Colorado, North Dakota, Utah and Wyoming.

On August 14, 2013, the Partnership completed its initial public offering (the "IPO") of common units representing limited partner interests in the Partnership. Unless the context otherwise requires, references in this report to "Predecessor," "we," "our," "us," or like terms, when used on a historical basis (periods prior to the IPO), refer to QEP Midstream Partners, LP Predecessor (the Predecessor). References in this report to "QEP Midstream" the "Partnership," "Successor," "we," "our," "us," or like terms, when used from and after the IPO, in the present tense or prospectively (starting August 14, 2013), refer to QEP Midstream Partners, LP and its subsidiaries. For purposes of these financial statements, "QEP" refers to QEP Resources, Inc. and its consolidated subsidiaries, including the Partnership.

As part of the IPO, QEP Midstream Partners GP, LLC ("General Partner") and QEP Field Services Company ("QEPFS"), both QEP affiliates, collectively contributed to the Partnership (i) a 100% ownership interest in each of QEP Midstream Partners Operating, LLC, QEPM Gathering I, LLC and Rendezvous Pipeline Company, L.L.C., (ii) a 78% interest in Rendezvous Gas Services, L.L.C., and (iii) a 50% equity interest in Three Rivers Gathering, L.L.C. The General Partner serves as general partner of the Partnership and together with QEP provides services to the Partnership pursuant to an omnibus agreement between the parties.

The Predecessor consists of all of the Partnership's gathering assets as well as a 38% equity interest in Uintah Basin Field Services, L.L.C. and a 100% interest in all other gathering assets owned by QEP Field Services in the Uinta Basin (collectively referred to as the "Uinta Basin Gathering System"). The Uinta Basin Gathering System was retained by QEP and was not part of the assets conveyed to the Partnership.

Green River Processing Acquisition

QEP Midstream completed its acquisition of 40% of the membership interests in Green River Processing, LLC (the "Company") from QEPFS on July 1, 2014 (the "Closing Date") (collectively, the "Green River Processing Acquisition"). The Company’s assets consist of the Blacks Fork processing complex and Emigrant Trail processing plant (collectively "Green River Processing Operations") both located in southwest Wyoming. Green River Processing Operations were conveyed to the Company on the Closing Date and prior to this were wholly owned by QEPFS.

The combined processing capacity of Green River Processing's assets is 890 million cubic feet per day, or MMcf/d, of which 560 MMcf/d is cryogenic capacity and 330 MMcf/d is Joule-Thomson processing capacity. In addition, there is 15,000 barrels per day of natural gas liquids ("NGL") fractionation capacity at the Blacks Fork complex.

Under the terms of the Purchase and Sale Agreement, the Partnership paid cash consideration of $230.0 million for the Green River Processing Acquisition, which was funded with $220.0 million of borrowings under the Partnership's credit facility and the remaining amount with cash on hand. The Green River Processing Acquisition was accounted for as an equity investment in unconsolidated affiliate. The investment was recorded at the carrying value as of the Closing date as the Green River Processing Acquisition represents a transaction between entities under common control with the difference between the carrying amount and the purchase price recorded to equity.

Pro Forma Financial Statements — Basis of Presentation

Item 9.01 of Form 8-K requires that we provide the following pro forma financial statements applicable to the Green River Processing Acquisition:

•
Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2014, and the year ended December 31, 2013, prepared as if the Green River Processing Acquisition occurred as of January 1, 2013; and

•	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2014, prepared as if the Green River Processing Acquisition occurred as of the balance sheet date.

Our pro forma consolidated financial data has been derived from adjusting the historical combined financial statements of

Green River Processing Operations as reported in Exhibit 99.1 to this Form 8-K/A, which consists of the assets and ownership interests which were transferred to the Company by QEPFS in connection with the closing of the Green River Processing Acquisition.

The pro forma adjustments are based on currently available information and certain estimates and assumptions. The unaudited pro forma consolidated financial data may not be indicative of the results that actually would have occurred if the Company operated autonomously or as an entity independent of QEPFS or QEP in the periods for which historical financial data is presented below or indicative of the results that may be obtained in the future. However, management believes that these estimates and assumptions provide a reasonable basis for presenting the significant effects of the Green River Processing Acquisition and that the pro forma adjustments are factually supportable and give appropriate effect to those estimates and assumptions and are properly applied in the pro forma combined financial data.

Under Securities and Exchange Commission ("SEC") regulations, pro forma adjustments to our statements of operations are limited to those that are (1) directly attributable to the Green River Processing Acquisition, (2) factually supportable and (3) expected to have a continuing impact. As such, in preparing the Unaudited Pro Forma Consolidated Statements of Operations, we have combined our reported results with those of the Green River Processing Acquisition and made adjustments to:

•	reflect the Partnership's portion of net income from its equity investment in the Company; and

•	reflect additional interest expense that would have been incurred by the Partnership for the borrowings under our credit facility that were used to fund the Green River Processing Acquisition.

Under SEC regulations, pro forma adjustments to our balance sheet are limited to those that give effect to events that are directly attributable to the Green River Processing Acquisition and are factually supportable regardless of whether they have a continuing impact or are nonrecurring. As such, in preparing the Unaudited Pro Forma Consolidated Balance Sheet, we have utilized our previously reported unaudited balance sheet as of June 30, 2014, and made adjustments to:

•	reflect the investment we acquired in the Green River Processing Acquisition; and

•	reflect the cash consideration and debt incurred to fund the Green River Processing Acquisition.

The unaudited pro forma consolidated financial statements should be read in conjunction with the notes accompanying these unaudited pro forma consolidated financial statements and with the historical consolidated financial statements of QEP Midstream.

QEP MIDSTREAM PARTNERSHIP, LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2014

	QEP Midstream as Reported	Acquisition Pro Forma Adjustments		QEP Midstream Pro Forma
	(in millions, except per unit information)
Revenues
Gathering and transportation	$57.3	$—		$57.3
Condensate sales	3.9	—		3.9
Total revenues	61.2	—		61.2
Operating expenses
Gathering expense	11.8	—		11.8
General and administrative	9.9	—		9.9
Taxes other than income taxes	1.0	—		1.0
Depreciation and amortization	16.0	—		16.0
Total operating expenses	38.7	—		38.7
Operating income	22.5	—		22.5
Income from unconsolidated affiliates	1.9	10.7	(b)	12.6
Interest expense	(1.1)	(1.8)	(c)	(2.9)
Net income	23.3	8.9		32.2
Net income attributable to noncontrolling interest	(1.7)	—		(1.7)
Net income attributable to QEP Midstream or Predecessor	$21.6	$8.9		$30.5

Net income attributable to QEP Midstream per limited partner unit (basic and diluted):
Common units	$0.39			$0.57
Subordinated units	$0.39			$0.57

Weighted-average limited partner units outstanding (basic and diluted):
Common units	26.7			26.7
Subordinated units	26.7			26.7

See notes accompanying the consolidated financial statements.

QEP MIDSTREAM PARTNERSHIP, LP
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2013

	QEP Midstream as Reported		QEP Midstream Predecessor Pro Forma Adjustments		Acquisition Pro Forma Adjustments		QEP Midstream Pro Forma
	Successor	Predecessor
Revenues	(in millions, except per unit information)
Gathering and transportation	$46.1	$92.9	$(20.0)	(d)	$—		$119.0
Condensate sales	2.0	7.4	(1.8)	(d)	—		7.6
Total revenues	48.1	100.3	(21.8)		—		126.6
Operating expenses
Gathering expense	9.8	19.7	(5.5)	(d)	—		24.0
General and administrative	5.5	13.6	(3.3)	(d)	—
			0.2	(e)	—		16.0
Taxes other than income taxes	0.8	1.3	(0.5)	(d)	—		1.6
Depreciation and amortization	11.7	25.0	(5.7)	(d)	—		31.0
Total operating expenses	27.8	59.6	(14.8)		—		72.6
Net loss from property sales	—	(0.5)	0.4	(d)	—		(0.1)
Operating income	20.3	40.2	(6.6)		—		53.9
Income from unconsolidated affiliates	1.2	3.8	(2.2)	(d)	16.9	(b)	19.7
Interest expense	(0.9)	(2.6)	(0.6)	(d)	(4.8)	(c)
			3.2	(f)	—		(5.7)
Net income	20.6	41.4	(6.2)		12.1		67.9
Net income attributable to noncontrolling interest	(1.5)	(2.5)	—		—		(4.0)
Net income attributable to QEP Midstream or Predecessor	$19.1	$38.9	$(6.2)		$12.1		$63.9

Net income attributable to QEP Midstream per limited partner unit (basic and diluted):
Common units	$0.35						$1.20
Subordinated units	$0.35						$1.20

Weighted-average limited partner units outstanding (basic and diluted):
Common units	26.7						(26.7)
Subordinated units	26.7						(26.7)

See notes accompanying the consolidated financial statements.

QEP MIDSTREAM PARTNERSHIP, LP
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2014

	QEP Midstream as Reported	Acquisition Pro Forma Adjustments		QEP Midstream Pro Forma
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$16.5	$(10.0)	(a)	$6.5
Accounts receivable, net	11.7	—		11.7
Accounts receivable from related party	33.0	—		33.0
Natural gas imbalance receivable	13.2	—		13.2
Total current assets	74.4	(10.0)		64.4
Property, plant and equipment, net	486.2	—		486.2
Investment in unconsolidated affiliates	25.7	106.9	(a)	132.6
Other noncurrent assets	3.0	—		3.0
Total assets	$589.3	$96.9		$686.2
LIABILITIES
Current liabilities
Accounts payable	$7.2	$—		$7.2
Accounts payable to related party	9.1	—		9.1
Natural gas imbalance liability	13.2	—		13.2
Deferred revenues	12.9	—		12.9
Other current liabilities	1.0	—		1.0
Total current liabilities	43.4	—		43.4
Long-term debt	—	220.0	(a)	220.0
Asset retirement obligation	13.8	—		13.8
Deferred revenue	11.7	—		11.7
Total long-term liabilities	25.5	220.0		245.5
Commitments and contingencies
EQUITY
Limited partner common units - 26.7 million units issued and outstanding	408.7	(14.8)	(a)	393.9
Limited partner subordinated units - 26.7 million units issued and outstanding	65.3	(104.6)	(a)	(39.3)
General partner units - 1.1 units issued and outstanding	2.3	(3.7)	(a)	(1.4)
Total partners' capital	476.3	(123.1)	(a)	353.2
Noncontrolling interest	44.1	—		44.1
Total equity	520.4	(123.1)		397.3
Total liabilities and equity	$589.3	$96.9		$686.2

See notes accompanying the consolidated financial statements.

QEP MIDSTREAM PARTNERSHIP, LP
NOTES ACCOMPANYING THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The historical financial information of QEP Midstream as reported in these unaudited pro forma consolidated financial statements is from the audited historical consolidated financial statements of QEP Midstream for the year ended December 31, 2013, and the unaudited quarterly financial statements of QEP Midstream as of and for the six months ended June 30, 2014. The pro forma adjustments for the Green River Processing Acquisition were derived from the historical combined financial statements of Green River Processing Operations.

The pro forma adjustments are based on currently available information and certain estimates and assumptions; therefore, the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments is provided in Note 2.

Note 2 - Pro forma Adjustments

The following adjustments have been prepared as if the Green River Processing Acquisition and related transactions had taken place at January 1, 2013, in the case of the pro forma statements of operations and on June 30, 2014, in the case of the pro forma balance sheet.

Acquisition Pro Forma Adjustments

(a)    Represents the acquisition of 40% of the membership interest in Green River Processing, LLC, for a total purchase price of $230.0 million, funded with $220.0 million of borrowings under the Partnership's credit facility and $10.0 million cash on hand. The investment was recorded at QEPFS' historical carrying value of the net property, plant and equipment less asset retirement obligations as of the Closing Date as the Green River Processing Acquisition represents a transaction between entities under common control with the difference between the carrying amount and the purchase price recorded to equity. The carrying value of the net property, plant and equipment less asset retirement obligations was used as these were the only assets, liabilities or working capital of Green River Processing Operations that was conveyed by QEPFS in conjunction with the Green River Processing Acquisition. The portion recorded to equity was allocated amongst the equity owned by QEPFS based upon the respective unit balances as of June 30, 2014 as follows (in millions):

Green River Processing Acquisition purchase price	$230.0

QEPFS' historic carrying value	267.3
QEP Midstream's acquired 40% interest	106.9
Total equity contribution	$123.1

	Equity Allocation	QEPFS Units as of June 30, 2014	% Ownership
Limited partner common units - QEPFS	$14.8	3,701,750	12%
Limited partner subordinated units	104.6	26,705,000	85%
General partner units	3.7	1,090,286	3%
Total QEP Midstream	$123.1	31,497,036	100%

(b)    Reflects the adjustment to income from unconsolidated affiliates to reflect QEP Midstream Partner's 40% share of Green River Processing Operations' pro forma net income. This adjustment was calculated utilizing Green River Processing Operations' historical financial data as reported in Exhibit 99.1 to this Form 8-K/A as follows:

	Six Months Ended June 30, 2014				Year Ended December 31, 2013
	Green River Processing Operations As Reported	Green River Processing Operations Pro Forma Adjustments		Green River Processing Pro Forma	Green River Processing Operations As Reported	Green River Processing Operations Pro Forma Adjustments		Green River Processing Pro Forma
	(in millions)
REVENUE
NGL sales	$41.1	$—		$41.1	$67.7	$—		$67.7
Processing (fee-based) revenue	16.6	—		16.6	36.1	—		36.1
Purchased gas and NGL sales	1.0	—		1.0	5.1	—		5.1
Total Revenue	58.7	—		58.7	108.9	—		108.9
OPERATING EXPENSES
Processing expense	5.3	—		5.3	10.1	—		10.1
Processing plant fuel and shrinkage	13.3	—		13.3	23.5	—		23.5
Transportation and fractionation costs	3.9	—		3.9	12.0	—		12.0
Purchased gas and NGL expense	1.0	—		1.0	5.2	—		5.2
General and administrative	8.4	(4.9)	(1)	3.5	10.2	(3.2)	(1)	7.0
Taxes other than income taxes	0.6	—		0.6	1.0	—		1.0
Depreciation and amortization	4.4	—		4.4	7.9	—		7.9
Total Operating Expenses	36.9	(4.9)		32.0	69.9	(3.2)		66.7
OPERATING INCOME	21.8	4.9		26.7	39.0	3.2		42.2
Interest income from related party	—	—		—	2.5	(2.5)	(2)	—
INCOME BEFORE INCOME TAXES	21.8	4.9		26.7	41.5	0.7		42.2
Income taxes	(7.6)	7.6	(3)	—	(14.5)	14.5	(3)	—
NET INCOME	$14.2	$12.5		$26.7	$27.0	$15.2		42.2

QEP Midstream's income from unconsolidated affiliates				$10.7				$16.9

Green River Processing Operations Pro Forma Adjustments

(1) Represents the adjustment to Green River Processing Operations' general and administrative expense to reflect the expense that will be paid by the Company to QEPFS per the Limited Liability Company Agreement of Green River Processing, LLC that was entered into concurrent with the Green River Processing Acquisition and conveyance of Green River Processing Operations to the Company by QEPFS on the Closing Date. The annual fee for general and administrative services is $7.0 million annually. This adjustment assumes a Closing Date of January 1, 2013.

(2) Represents the elimination of interest income from related party that was the result of a note receivable with QEP that would have been settled prior to conveyance of the Green River Processing Operations to the Company by QEPFS on the Closing Date. This adjustment assumes a Closing Date of January 1, 2013.

(3) Represents the adjustment to remove the income tax expense as the assets were conveyed to the Company, which is non-taxable entity.

(c)    Represents the adjustment to interest expense to reflect the additional expense that would have been incurred related to the borrowings of $220.0 million under the Partnership's credit facility that was used to fund the Green River Processing Acquisition. This adjustment assumes the borrowings occurred on January 1, 2013, at an effective interest rate of 1.9% and results in a total interest expense of $2.9 million for the six months ended June 30, 2014, and $5.7 million for the year ended December, 31, 2013.

QEP Midstream Predecessor Pro Forma Adjustments

(d)    Reflects the adjustment to the Predecessor for assets retained by QEPFS following the IPO on August 14, 2013. The assets retained include the Uinta Basin Gathering System and general support equipment.

(e)    Reflects the adjustment to the Predecessor's general and administrative expenses for the estimated incremental expense that would have occurred as a result of operating as a public company and the entry into an omnibus agreement with QEP concurrent with the IPO for general and administrative services resulting in general and administrative expense for the Predecessor of $10.5 million for the period from January 1, 2013 through August 13, 2013.

(f)    Reflects the adjustment to the Predecessor's interest expense to eliminate historical interest expense due to QEP for outstanding related party debt that was settled concurrent with the IPO.